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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  August 1, 1997
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                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.
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                (Name of Registrant as Specified in its Charter)



DELAWARE                                1-11121                54-1522360
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(State or Other Jurisdiction          (Commission             (IRS Employer
of Incorporation)                     File Number)          Identification No.)



2877 Guardian Lane, Virginia Beach, Virginia                       23452
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(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code   (757) 459-6000
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

CHANGE OF CONTROL TRANSACTION; SOURCE OF CONSIDERATION

General

         On August 1, 1997, the transactions contemplated by the following agreements were consummated: (i) the Stock Purchase Agreement dated as of June 11, 1997, by and among M.G. "Pat" Robertson, the Chairman of International Family Entertainment, Inc. (the "Company"), Timothy B. Robertson, the Company's President and Chief Executive Officer, and related trusts and family members (such persons and entities, collectively, the "Robertson Sellers") and Fox Kids Worldwide, Inc., a Delaware corporation ("FKWW") (the "Robertson Stock Purchase Agreement"); (ii) the Stock Purchase Agreement dated as of June 11, 1997 (the "CBN Stock Purchase Agreement"), by and between FKWW and the Christian Broadcasting Network, Inc. ("CBN"); (iii) the Stock Purchase Agreement dated as of June 11, 1997 (the "Regent Stock Purchase Agreement" and, together with the Robertson Stock Purchase Agreement and the CBN Stock Purchase Agreement, the "Stock Purchase Agreements"), by and between FKWW and Regent University ("Regent"); and (iv) the Contribution and Exchange Agreement, dated as of June 11, 1997 (the "Contribution and Exchange Agreement"), by and between Liberty IFE, Inc. ("LIFE") and FKWW. As a result of the consummation of these agreements, FKWW presently owns a majority of the Company's outstanding voting common stock of the Company, assuming FKWW converts all Class C common stock, $.01 par value per share (the "Class C Stock") and 6% Convertible Notes due 2004 (the "Convertible Notes") of the Company it owns as a result of such transactions to Class B common stock, $.01 par value per share, of the Company (the "Class B Stock").

         Stock Purchase Agreements. On August 1, 1997, pursuant to the Robertson Stock Purchase Agreement, the Robertson Sellers sold to FKWW all 5,000,000 shares of Class A common stock, $.01 par value per share, of the Company (the "Class A Stock"), owned by them, in the form of the 5,000,000 shares of Class B Stock into which such Class A Stock was convertible, and 1,231,981 shares of Class B Stock for $35.00 per share in cash. FKWW lent to M.G. Robertson and Tim Robertson sufficient funds to permit each of them to exercise options to purchase 625,000 shares of Class B Stock held by each of them following the sale described above, and, upon receiving such funds, each of M.G. Robertson and Tim Robertson immediately exercised his options and sold to FKWW the shares of Class B Stock received upon such exercise for a cash purchase price equal to $35.00 per share, less the amount of such loan. CBN, pursuant to the CBN Stock Purchase Agreement and Regent, pursuant to the Regent Stock Purchase Agreement, sold to FKWW all shares of Class B Stock held by them (3,891,121 shares and 4,214,325 shares, respectively) for $35.00 per share in cash. The $35.00 per share price shall be increased if FKWW purchases stock of the Company at a higher price under certain circumstances prior to the consummation of the previously announced merger of FKWW into the Company (the "Merger").

         The total cash consideration paid pursuant to the Stock Purchase Agreements of approximately $545,600,000 (including $15 million paid to the Company representing the exercise price of M.G. and Tim Robertson's options) was obtained by FKWW pursuant to a credit agreement dated as of August 1, 1997 (the "Credit Agreement"), providing for a $602,000,000 seven-year Secured Reducing Revolving Credit Facility (the "Tranche A Revolving Credit"), a $400,000,000 seven-year Secured Reducing Revolving Credit Facility (the "Tranche B Revolving Credit") and a $298,000,000 nine-year Secured Term Loan Facility (the "Term Loan" and, together with the Tranche A Revolving Credit and the Tranche B Revolving Credit, the "Facilities") with Citicorp USA, Inc. acting as the administrative agent for a syndicate of financial institutions providing the Facilities. The obligations of FKWW under the
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Credit Agreement are secured by the shares of Common Stock of the Company owned by FKWW and by certain other assets of FKWW and its subsidiaries.


         Contribution and Exchange Agreement. Concurrently with consummation of the Stock Purchase Agreements, LIFE, pursuant to the Contribution and Exchange Agreement, contributed its 7,088,732 shares of Class C Stock and $23 million in aggregate principal amount of Convertible Notes, convertible into 2,587,500 shares of Class C Stock, to FKWW in exchange for a new series of preferred stock of FKWW (the "FKWW Preferred"), in a transaction intended to constitute a tax free exchange. The FKWW Preferred is exchangeable at the holder's option, upon the happening of certain events, into shares of a new series of preferred stock (the "NPAL Preferred") of News Publishing Australia Limited, the primary U.S. holding company for News Corp. ("NPAL"). The FKWW Preferred has, and the NPAL Preferred will have, a liquidation preference of $35.00 per share or share equivalent of Class C Stock, plus $6.33 million representing interest income foregone on the Convertible Notes and partial compensation for certain tax consequences. The liquidation preference is subject to increase if FKWW purchases stock of the Company at a price higher than $35.00 per share under certain circumstances prior to the Merger. It was originally agreed by the parties that the FKWW Preferred and the NPAL Preferred would each be entitled to receive cumulative dividends at a rate of 8.5% per annum of the liquidation price, payable quarterly, increasing to 11% if any quarterly dividend is not declared and paid in full when due and was mandatorily redeemable on June 30, 2027 and redeemable at the option of the issuer at any time after June 30, 2007 or, at the option of the holder, for a thirty day period every five years commencing on June 30, 2002. The terms of each such series was amended on August 1, 1997, as provided in the Contribution and Exchange Agreement, to provide for cumulative dividends at a rate of 9% per annum, increasing to 11.5% as noted, mandatory redemption on August 1, 2027, redemption at the option of the issuer at any time after August 1, 2007, and redemption at the option of the holder for the thirty-day period commencing on August 2, 2017 and 2022. As provided in the Contribution and Exchange Agreement, each such series, as revised, is intended to have a value equivalent to the respective series as originally negotiated. News Corp., together with NPAL, has entered into a funding agreement supporting the obligations of FKWW and NPAL under the preferred stock issued or issuable to LIFE pursuant to the Contribution and Exchange Agreement.


BOARD REPRESENTATION

         The Agreement and Plan of Merger, dated as of June 11, 1997, by and among the Company, FKWW and Fox Kids Merger Corporation, a Delaware corporation and wholly-owned subsidiary of FKWW ("FKW Sub") (the "Merger Agreement"), filed as an exhibit to the Company's Current Report on Form 8-K dated June 11, 1997, provides that after the purchase of Class A Stock from the Robertson Sellers pursuant to the Robertson Stock Purchase Agreement, which occurred on August 1, 1997, FKWW will be entitled to designate, subject to certain conditions, up to the number of directors equal to the aggregate voting power of the shares then held by it (assuming conversion of the Class C Stock and Convertible Notes acquired from LIFE). FKWW has also agreed that, prior to the date and time a certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law or such later time as may be mutually agreed by the parties and designated in such filing
(the "Effective Time"), or the termination of the Merger Agreement, the Company will continue to have at least two directors who were elected by the holders of Class B Stock as of the date of the Merger Agreement (such directors, the "Continuing Directors") and that it will not exercise any rights which it may have as a stockholder to otherwise change the composition of the Board of Directors. Following the election or appointment of FKWW's designees and prior to the Effective Time, any amendment, or waiver of any term or condition, of the Merger Agreement or the Certificate of
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Incorporation or by-laws of the Company, any termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of FKWW or FKW Sub or waiver or assertion of any of the Company's rights thereunder, or any other consents or actions by the Board of Directors with respect to the Merger Agreement or News Corp.'s
KWW and FKW Sub thereafter related guaranty of the obligations of FW, will require, and will require only, the concurrence of a majority of the Continuing Directors, except to the extent that applicable law requires that such action be acted upon by the full Board of Directors, in which case such action will require the concurrence of a majority of the Directors, which majority shall include each of the Continuing Directors.


ITEM 7.  EXHIBITS

    Exhibit
    Number                               Description
    ------                               -----------

     10.1 Employment Agreement, dated June 1, 1997, by and between the "Company" and Larry W. Dantzler.

     10.2         Employment Agreement, dated June 1, 1997, by and between the
                  Company and Louis A. Isakoff.

     10.3         Employment Agreement, dated June 1, 1997, by and between the
                  Company and K.J. "Gus" Lucas.

     10.4         Employment Agreement, dated June 1, 1997, by and between the
                  Company and Richard L. Sirvaitis.

     10.5 Amendment to Employment Agreement, dated June 1, 1997, by and between the Company and Craig R. Sherwood.

     10.6 Amendment to Employment Agreement, dated June 1, 1997, by and between the Company and B. Randall Seiler.

     10.7         International Family Entertainment, Inc. Executive Retirement
                  Plan, dated June 1, 1997.

     10.8         Participation Agreement Under the International Family
                  Entertainment, Inc. Executive Retirement Plan, dated June 1,
                  1997, by and between the Company and Louis A. Isakoff.

     10.9         Participation Agreement Under the International Family
                  Entertainment, Inc. Executive Retirement Plan, dated June 1,
                  1997, by and between the Company and Larry W. Dantzler.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INTERNATIONAL FAMILY
                                             ENTERTAINMENT, INC.
                                                      (Registrant)



Date:  August 13, 1997                     By: /s/ LARRY W. DANTZLER
                                              ----------------------------
                                              Larry W. Dantzler
                                              Senior Vice President
                                                Chief Financial Officer
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                                  EXHIBIT INDEX

    Exhibit
    Number                               Description
    ------                               ----------

     10.1 Employment Agreement, dated June 1, 1997, by and between International Family Entertainment, Inc. (the "Company") and Larry W. Dantzler.

     10.2 Employment Agreement, dated June 1, 1997, by and between the Company and Louis A. Isakoff.

     10.3 Employment Agreement, dated June 1, 1997, by and between the Company and K.J. "Gus" Lucas.

     10.4 Employment Agreement, dated June 1, 1997, by and between the Company and Richard L. Sirvaitis.

     10.5 Amendment to Employment Agreement, dated June 1, 1997, by and between the Company and Craig R. Sherwood.

     10.6 Amendment to Employment Agreement, dated June 1, 1997, by and between the Company and B. Randall Seiler.

     10.7 International Family Entertainment, Inc. Executive Retirement Plan, dated June 1, 1997.

     10.8 Participation Agreement Under the International Family Entertainment, Inc. Executive Retirement Plan, dated June 1, 1997, by and between the Company and Louis A. Isakoff.

     10.9 Participation Agreement Under the International Family Entertainment, Inc. Executive Retirement Plan, dated June 1, 1997, by and between the Company and Larry W. Dantzler.